Exhibit 10.1

AMENDMENT NO. 5 TO

EMPLOYMENT AGREEMENT

The Employment Agreement dated June 16, 2003 between Scripps Networks Interactive, Inc., as successor to The E. W. Scripps Company, and Kenneth W. Lowe, as amended (the “Agreement”) is further amended, effective February 19, 2009, as follows:

1. Paragraph 2(a) of the Agreement is hereby amended by replacing, where appropriate, the date “June 30, 2010” with the date “June 30, 2011”.

2. The Agreement is hereby amended by adding a new Paragraph 28 to the end thereof as follows:

“28. 2008 Long-Term Incentive Plan. Notwithstanding anything contained herein to the contrary, no provision of this Agreement is intended to override Section 11(a) of the Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, and accordingly, any provision in the Agreement that would otherwise provided for accelerated vesting of time-based restricted shares upon the Early Retirement or Normal Retirement of Executive will be deemed to not include time-based restricted shares granted to Executive on or after February 19, 2009.”

3. Except as explicitly set forth herein, the Agreement will remain in full force and effect.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

Kenneth W. Lowe